SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING:  12/31/2006
FILE NUMBER: 811-1540
SERIES NO.:  21



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                   20,090
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                   10,907
        Class C                                                    4,951
        Class R                                                    2,315
        Institutional Class                                        1,380


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                  $ 12.24
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                  $ 11.56
        Class C                                                  $ 11.56
        Class R                                                  $ 12.07
        Institutional Class                                      $ 12.40